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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-56360) of our report dated February 8, 2002 relating to the financial statements, which appears in Inspire Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Selected Financial Data."





/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 22, 2002